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                                                              EXHIBIT 12.1


                                 DURA AUTOMOTIVE SYSTEMS, INC.
               STATEMENT AND COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                            Years Ended December 31,
                                           ----------------------------------------------------------------------------------
                                                                                                                    Pro Forma
                                               1993         1994            1995          1996            1997        1997
                                           ---------      --------     ----------      ---------      ---------     ---------
EARNINGS:
 Income before income taxes and            $  2,054       $  4,402      $  12,738      $  16,737      $  28,312     $  29,121
  extraordinary item
 Fixed charges                                1,764          3,716          5,229          3,097         10,167        12,720
                                           ---------      --------     ----------      ---------      ---------     ---------

EARNINGS                                   $  3,818       $  8,118      $  17,967      $  19,834      $  38,479     $  41,841
                                           =========      ========      =========      =========      =========     =========

FIXED CHARGES:
 Interest expense                          $  1,533       $  3,473       $  4,822       $  2,589       $  9,298      $  8,101
 Minority interest                               -              -              -              -              -          3,750
 Interest factor of rental expense              231            243            407            508            869           869
                                           ---------      --------     ----------      ---------      ---------     ---------

TOTAL FIXED CHARGES                        $  1,764       $  3,716       $  5,229       $  3,097      $  10,167     $  12,720
                                           =========      ========      =========      =========      =========     =========

EARNINGS TO FIXED CHARGES                       2.2            2.2            3.4            6.4            3.8           3.3
                                           =========      ========      =========      =========      =========     =========


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